UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2021

CareMax, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39391	85-0992224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 NW 57 Court, Suite 400 Miami, FL 33126
(Address of principal executive offices, including zip code)

(786) 360-4768

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Name of each exchange on
Title of each class	Trading Symbols	which registered
Class A common stock, par value $0.0001 per share	CMAX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	CMAXW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 18, 2021 (the “Closing Date”), Interamerican Medical Center Group, LLC, a Florida limited liability company (the “Buyer”) and indirect wholly-owned subsidiary of CareMax, Inc., a Delaware corporation (the “Company”), completed the acquisition of 100% of the issued and outstanding equity interests of Senior Medical Associates, LLC, a Florida limited liability company (“SMA”), and Stallion Medical Management, LLC, a Florida limited liability company (“SMM” and together with SMA, the “SMA Entities”), pursuant to that certain securities purchase agreement, dated as of March 8, 2021 (the “Purchase Agreement”), by and among the Buyer, the SMA Entities and Mohsin Jaffer (the “Seller”). The purchase of the SMA Entities by the Buyer is referred to herein as the “Acquisition.”

On the Closing Date, as consideration for the Acquisition, the Buyer paid an aggregate cash purchase price of $52,000,000 and the Company issued 384,615 shares (the “Shares”) of its Class A common stock, par value $0.0001 per share (“Common Stock”), valued at $5,000,000 based on the closing price of the Common Stock on June 17, 2021, to the Seller. The Shares were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder.

The Purchase Agreement contains customary representations and warranties, covenants and indemnities of the parties thereto, including restrictive covenants of the Seller with respect to non-competition, non-solicitation, non-disclosure and non-disparagement obligations.

In connection with the Acquisition, the Buyer entered into employment agreements with the Seller and another employee of the SMA Entities, and the Seller entered into a lock-up agreement with the Company with respect to the Shares, pursuant to which the Seller agreed not to transfer the Shares, except to certain permitted transferees, until six months following the Closing Date. Additionally, the Seller executed a joinder to that certain Amended and Restated Registration Rights Agreement, dated as of December 18, 2020 (the “Registration Rights Agreement”), with the Company, pursuant to which the Company granted registration rights to the Seller on such terms as set forth in the Registration Rights Agreement.

The SMA Entities are engaged in the business of operating primary care physician practices and providing related ancillary and business support services. Other than with respect to the Acquisition, there is no material relationship between either of the Seller or the SMA Entities and the Company or any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer.

The foregoing description of the Acquisition is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth in Item 2.01 of this Current Report on Form 8-K regarding the issuance of the Shares, which is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 21, 2021, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, and in Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
2.1	Securities Purchase Agreement, dated as of March 8, 2021, by and among Interamerican Medical Center Group, LLC, Senior Medical Associates, LLC, Stallion Medical Management, LLC and Mohsin Jaffer.

99.1	Press Release, dated June 21, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2021

CareMax, Inc.
By:	/s/ Kevin Wirges
	Name:	Kevin Wirges
	Title:	Executive Vice President, Chief Financial Officer and Treasurer